UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 9, 2009
Global Traffic Network, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51838	33-1117834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

880 Third Avenue, 6th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)
(212) 896-1255
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangement of Certain Officers
     On October 9, 2009, the Compensation Committee of the Board of Directors of Global Traffic Network, Inc. (the “Company”) approved modifications to the base salary and non-equity incentive compensation plan for Ivan N. Shulman, the Company’s Senior Vice President — Sales. Under the modified compensation terms, which will become effective January 1, 2010, Mr. Shulman’s annual base salary will be reduced from $350,000 to $250,000, and Mr. Shulman will be entitled to receive cash “override” commissions equal to 2% of the increase in net quarterly sales of the Company’s Canadian operations over the net quarterly sales in the prior year’s corresponding quarter. In addition, Mr. Shulman is eligible to receive a 10% sales commission on certain pre-approved customer accounts. Mr. Shulman will continue to be eligible for quarterly cash bonuses of $15,000, $30,000 or $45,000 based upon on the Company’s Canadian operations achieving 95%, 100% or 105% of the applicable quarterly sales target.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Traffic Network, Inc., a Nevada corporation
Date: October 13, 2009	By:	/s/ Scott E. Cody
Scott E. Cody,
Chief Operating Officer and Chief Financial Officer